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                                                                    EXHIBIT 23.2

                              ARTHUR ANDERSEN LLP

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of RWD Technologies, Inc. (the "Company") pertaining to the RWD Technologies, Inc. 1998 Omnibus Stock Incentive Plan, of our report dated January 23, 1998, with respect to the consolidated financial statements of the Company incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, and the related financial schedules included therein, previously filed with the Securities and Exchange Commission. It should be noted that we have performed no audit procedures subsequent to January 23, 1998, the date of our report. Furthermore, we have not made an audit of any financial statements of the Company as of any date or for any period subsequent to December 31, 1997, the date of the latest financial statements covered by our report.



                                                      /s/ Arthur Andersen L.L.P.


Baltimore, Maryland,
July 30, 1998